Exhibit 10.4

AMENDMENT NUMBER ONE

TO

EMPLOYMENT CONTRACT

(William J. Barrett)

On January 1, 2005, Supreme Industries, Inc., a Delaware corporation (hereafter called “Company”) entered into an Amended and Restated Employment Contract with William J. Barrett (hereafter called “Executive”).

Paragraph 19 of such Amended and Restated Employment Contract provides that such Contract can be amended at any time by an instrument in writing setting forth the particulars of such amendment and duly executed by Company and Executive.

In accordance with such paragraph 19, Company and Executive hereby amend the Amended and Restated Employment Contract so as to amend paragraph 5.d. by deleting it in its entirety and replacing it with the following:

“d.           Dental and Vision Benefits.  Company shall pay or reimburse Executive for all family dental expenses and all family vision (eye care) expenses up to a maximum of $5,000 per year.  However, in the event the full $5,000 is not used up in a given calendar year, the unused portion can be carried forward to a future calendar year (or years). Also, if the payment or reimbursement in one calendar year exceeds $5,000, the excess over $5,000 may be reimbursed from any unused amounts available in the succeeding calendar year (or years).”

In all other respects, Company and Executive hereby ratify and affirm all of the other provisions contained in the Amended and Restated Employment Contract.

This document may be signed in multiple counterparts, each of which for all purposes shall be deemed an original.

[Signature Page to Follow]

Dated to be effective June 29, 2012.

COMPANY:		EXECUTIVE:

Supreme Industries, Inc.

By:	/s/ Matthew W. Long	/s/ William J. Barrett
	Matthew W. Long	William J. Barrett
Interim C.E.O. and C.F.O.
P. O. Box 237
2581 E. Kercher Road
Goshen, IN 46527-0237